UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 17, 2015

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bear State Financial, Inc. (the “Company) and Bear State Bank, N.A., a wholly-owned subsidiary of the Company (the “Bank”), entered into change in control severance agreements (each a “Change in Control Agreement”) with each of Mr. Tom Fritsche, the Senior Executive Vice President and Chief Operating Officer of the Company and the Bank dated November 18, 2015, and Mr. Matt Machen, the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank (each individually an “Employee”) dated November 17, 2015.

The Change in Control Agreement provides severance benefits in the event the Company terminates the Employee’s employment within one year following a Change in Control (as defined in the Change in Control Agreement), for reasons other than Cause or Disability (each as defined in the Change in Control Agreement) or death or in the event the Employee terminates his employment for Good Reason (as defined in the Change in Control Agreement). The severance benefits would include, subject to the timely execution by the Employee of a release of claims: 1) payment, in cash, of an amount equal to two times the Employee’s then current annualized base salary; and 2) accelerated vesting of all unvested equity awards previously granted to the Employee.

Under the Change in Control Agreement, the amount of severance benefits are subject to reduction to the extent that the payments would be classified as “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. Additionally, the Change in Control Agreement contains restrictions on the Employee’s ability to compete with the Company and the Bank, or solicit the Company’s or the Bank’s employees, for 12 months following his termination.

The foregoing summary description of each Change in Control Agreement is qualified in its entirety by the terms of such agreements, which are filed as Exhibits 10.1 and 10.2 herewith and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are included with this Current Report:

Exhibit No.	Description

10.1	Change in Control Severance Agreement, dated November 18, 2015, by and among Bear State Financial, Inc., Bear State Bank, N.A. and Tom Fritsche

10.2	Change in Control Severance Agreement, dated November 17, 2015, by and among Bear State Financial, Inc., Bear State Bank, N.A. and Matt Machen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: November 19, 2015	By:	/s/ John T. Adams
	Name:	John T. Adams
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Change in Control Severance Agreement, dated November 18, 2015, by and among Bear State Financial, Inc., Bear State Bank, N.A. and Tom Fritsche

10.2	Change in Control Severance Agreement, dated November 17, 2015, by and among Bear State Financial, Inc., Bear State Bank, N.A. and Matt Machen